UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2022 (January 31, 2022)

ISUN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37707	42-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495
(Address of Principal Executive Offices) (Zip Code)

(802) 658-3378
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting of Stockholders originally convened and adjourned on December 17, 2021 and reconvened on January 13, 2022 (the “Special Meeting”) of iSun, Inc. (the “Company”) the Company’s stockholders, upon recommendation of the Company’s Board of Directors (the “Board”), approved amendments to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to (a) reduce the percentage of outstanding shares required to approve an amendment to the Certificate of Incorporation from 66.667% to a simple majority and (b) to allow for any action required or permitted to be taken by the stockholders of the Company to be effected by written consent. The Board had previously approved the amendments to the Certificate of Incorporation subject to stockholder approval. On January 31, 2022, the Company filed the Third Amended & Restated Certificate of Incorporation (the “Amended Certificate of Incorporation”) with the Secretary of State of the State of Delaware (“Delaware Secretary of State”), and the Amended Certificate of Incorporation became effective on that date. A more complete description of the amendments is set forth in the Company’s Definitive Proxy statement for the Special Meeting filed with the Securities and Exchange Commission on November 18, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Third Amended & Restated Certificate of Incorporation of iSun, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2022

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer